Exhibit No. 99.1
PRESS RELEASE
For Information Contact:
Lawrence Saper
Chairman and CEO
Datascope Corp.
(201) 307-5508
www.datascope.com
     FOR IMMEDIATE RELEASE:
Datascope to Explore Strategic Alternatives;
Provides Financial Guidance for Continuing Operations
     Montvale, NJ, June 4, 2008 . . . Datascope Corp. (NASDAQ:DSCP) announced today that it will explore strategic alternatives in response to expressions of interest received following the announcement of the sale of its Patient Monitoring business. Datascope also announced today that it is providing financial guidance in order to assist investors in evaluating the Company’s continuing operations.
     Following the announcement of the sale of its Patient Monitoring business, Datascope’s financial advisor, Lehman Brothers, reported to the Board that it had received a number of expressions of interest from third parties seeking to pursue a possible acquisition of the Company. While the Board has not made a decision to pursue a transaction, it has authorized Lehman Brothers to contact parties and to report back so that the Board can evaluate the expressions of interest and determine whether a transaction would be in the best interests of shareholders. There can be no assurance that this process will result in a transaction, and the Company does not currently intend to publicly disclose further information regarding the status of its review until the process has been completed.
     In light of the Board’s decision to engage in a publicly announced process to review its alternatives, and after consultation with its financial advisor, the Board has determined to defer a decision concerning the use of the proceeds received by the Company from the sale of its Patient Monitoring business. The Board believes that, by retaining the cash for the time being, the Company will have greater flexibility with respect to the process being conducted by Lehman Brothers on behalf of Datascope. The Board remains committed to using the proceeds to directly benefit the Company’s shareholders.
     Because the Company’s business has significantly changed as a result of the sale of the Patient Monitoring business, the Company is providing financial guidance with respect to the projected results of its continuing operations to assist shareholders in evaluating the ongoing operations of Datascope.

     The Company anticipates that revenues from continuing operations, which grew by 6% in the third quarter of fiscal 2008 on a year-over-year basis, will grow in the fourth quarter of fiscal 2008 between 6% and 7% above last year’s fourth quarter. This projected growth takes into account the record balloon pump sales from the first full quarter of shipments of the automatic CS300 balloon pump in last year’s fourth quarter. For fiscal 2009, the Company projects revenue growth in the range of 7% to 9%, or revenues of $250-to-$254 million.
     The Company projects GAAP diluted earnings per share from continuing operations in the fourth quarter of fiscal 2008 in the range of $0.46 to $0.48, and GAAP diluted earnings per share from continuing operations in fiscal 2009 to be in the range of $1.92 to $2.03. Operating results for the fourth quarter of fiscal 2008 and the first seven months of fiscal 2009 will reflect the burden of approximately $0.7 million and $2.4 million, respectively, in fees associated with the transition of the manufacturing of the Cardiac Assist balloon pumps back to Datascope. The fee started at the time of the sale of the Patient Monitoring business.
     GAAP results in the fourth quarter of fiscal 2007 and in fiscal 2008 include special charges and income, respectively, which the Company believes should be excluded to provide the most meaningful comparison. Excluding such items, projected GAAP diluted earnings per share from continuing operations for the fourth quarter of fiscal 2008 will exceed non-GAAP diluted earnings per share from continuing operations in the fourth quarter of fiscal 2007 by 15% to 20%. Projected GAAP diluted earnings per share from continuing operations for fiscal 2009 are expected to increase by 14% to 20% over projected non-GAAP diluted earnings per share from continuing operations for fiscal 2008.
     The foregoing guidance does not take into account expenses or transaction costs that may result from the process being conducted by Lehman Brothers on behalf of the Company.
Non-GAAP Measures
Datascope prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between U.S. GAAP and non-GAAP financial measures are reconciled below. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors, analysts and other interested parties in evaluating the Company’s underlying business performance on a comparable basis with past and future reported earnings per share. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets. Importantly, the Company believes non-GAAP financial results should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

     About Datascope Corp.
     Datascope Corp. is the global leader of intra-aortic balloon counterpulsation and a diversified cardiovascular device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology, cardiovascular and vascular surgery, and critical care. The Company’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, www.datascope.com.
     Safe Harbor Statement
     The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Many of these risks cannot be predicted or quantified and are at least partly outside our control, including the risk that a sale process will not lead to a sale of the Company, as well as other risks detailed in documents filed by Datascope with the Securities and Exchange Commission. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Datascope Corp. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Projected	Fourth Quarter
	Fiscal 2008	Fiscal 2007
Net earnings from continuing operations (GAAP)	$34,000	$2,266
Non-GAAP adjustments, net of tax:

Special charges	—	3,915

Gain on sale of investment	(7,791)	—

Net earnings from continuing operations (non-GAAP)	$26,209	$6,181

Net earnings per share from continuing operations, diluted (GAAP)	$2.19	$0.15
Non-GAAP adjustments, net of tax:

Special charges	—	0.25

Gain on sale of investment	(0.50)	—

Net earnings per share from continuing operations, diluted (non-GAAP)	$1.69	$0.40

Shares used in per share calculation	15,500	15,484